UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2017

Entegra Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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ITEM 5.07	SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

At the Annual Meeting on May 18, 2017, a total of 5,988,072 shares of common stock, or 92.78 percent of eligible voting shares, were present at the Annual Meeting, in person or by proxy. The following proposals were voted on by the Company’s shareholders:

Proposal 1

To elect four persons who will serve as members of the Board of Directors for terms specified in the Proxy Statement or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Louis E. Buck, Jr.	3,934,083	359,158	8,975	1,685,856
Adam W. Burrell, MD	3,938,249	358,792	5,175	1,685,856
Craig A. Fowler	4,185,965	111,051	5,200	1,685,856
Beverly W. Mason	3,934,772	363,918	3,526	1,685,856

Accordingly, all of the above-named nominees were duly elected.

Proposal 2

To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain
5,877,004	110,292	776

Accordingly, this proposal was approved.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company hereby furnishes its slide presentation, as presented at the Annual Meeting on May 18, 2017. A copy of the slide presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

Exhibit 10.1	Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2017, and incorporated herein by reference.

Exhibit 99.1	Entegra Financial Corp. slide presentation, as presented at the Annual Meeting of Shareholders on May 18, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: May 19, 2017	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer

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